Exhibit 4.7


                               ARCH PETROLEUM INC.

                             1993 STOCK OPTION PLAN

I.       PURPOSES

         Arch Petroleum Inc., a Delaware corporation (the "Company"), desires to afford certain of its key employees, directors and the key employees of any subsidiary corporation or parent corporation of the Company who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such key employees and directors an increased interest in and a greater concern for the welfare of the Company and its shareholders.

         The stock options ("Options") offered pursuant to this 1993 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee or director.

         The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

         The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

II.      AMOUNT OF STOCK SUBJECT TO THE PLAN

         The total number of shares of capital stock of the Company which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 830,000 shares of the authorized common stock, $.01 par value per share, of the Company (the "Shares").

         Shares which may be acquired under the Plan may be (i) authorized but unissued Shares, (ii) Shares of issued stock held in the Company's treasury,
(iu) Shares of issued stock reacquired by the Company, or (iv) any combination of the above, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan; provided, however, that no Option shall be granted under the Plan more than ten (10) years after the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company, whichever occurs earlier. Shareholder approval shall be obtained within twelve months of the adoption of the Plan.

         Except as provided in Article XXII and subject to Article IV, the Company may from time to time during the period from June 1, 1993 (the "Effective Date") through May 31, 2003 (the "Termination Date"), grant to certain key employees and directors of the Company, or of any subsidiary corporation or parent corporation, Options under the terms hereinafter set forth.


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         As used in the Plan, the terms "subsidiary corporation" and "parent corporation" shall mean, respectively, a corporation coming within the definition of such terms contained in Sections 424(t) and 424(e) of the Code.

III.     ADMINISTRATION

         The board of directors of the Company (the "Board of Directors") shall designate from among its members an option committee (the "Committee"), which shall consist of no fewer than two members of the Board of Directors, to administer the Plan. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. If the Committee consists of only two members, then both members shall constitute a majority for purposes of the preceding sentence. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two.

         Subject to the express provisions of the Plan, the Committee shall have authority, in its sole and absolute discretion, to determine the employees and directors to whom Options shall be granted, the time when such Options shall be granted to employees and directors, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and the other terms and provisions thereof. In determining the employees and directors to whom Options shall be granted and the number of Shares for which Options shall be granted to each such employee and director, the Committee shall consider the length of service, the amount of earnings, and the responsibilities and duties of each employee and director.

         Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and Options granted thereunder, to amend the Plan and Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its sole and absolute discretion, as a condition of the granting of any such Option, that the employee or director agree (i) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of a Non-Qualified Option for a period of six (6) months following the date of acquisition of such Shares or not to sell or otherwise dispose of Shares acquired pursuant to the exercise of an Incentive Option for a period of two (2) years from the grant of such Incentive Option nor within one (1) year from the date of the acquisition of such Shares pursuant to the exercise of such Incentive Option and (ii) that in the event of termination of employment of such employee or resignation of such director, other than as a result of dismissal without cause, such employee or director will not, for a period to be fixed by the Committee at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee or director will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof.

         The determination of the Committee on matters referred to in this
Article III shall be conclusive.


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         The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

IV.      ELIGIBILITY

         Non-Qualified Options may be granted to key employees and directors of the Company or of any subsidiary corporation or parent corporation of the Company. Incentive Options may be granted only to key employees of the Company or of any subsidiary corporation or parent corporation of the Company, including officers and directors thereof who are also employees thereof. Any person who shall have retired from the active employment by the company, although such person shall have entered into a consulting contract with the Company, shall not be eligible to receive an Option.

         Except as otherwise permitted under the Code, the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by a key employee during any calendar year (under all stock option plans of the Company and any parent corporation or subsidiary corporation of the Company) shall not exceed $100,000. For purposes of this limitation (i) the fair market value of stock is determined as of the time the Incentive Option is granted, and (ii) the limitation will be applied by taking into account Incentive Options in the order in which they were granted.

VI.      OPTION PRICE AND PAYMENT

         The price ("Exercise Price") for each Share purchasable under any Non-qualified Option granted hereunder shall be such amount as the Committee shall deem appropriate.

         The Exercise Price for each Share purchasable under any Incentive Option granted hereunder shall be such amount as the Committee shall, in its best judgment made in good faith, determine on the basis of facts and circumstances to be not less than one hundred percent (100%) of the fair market value per Share at the date such Incentive Option is granted; provided, however, that in the case of an Incentive Option granted to a person who at the time such Incentive Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation of the Company which possesses more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation or parent corporation of the Company (a "Ten Percent Owner"), the Exercise Price for each Share purchasable thereunder shall be such amount as the Committee, in its best judgment made in good faith, shall determine to be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. Notwithstanding anything herein to the contrary, in no event shall the Exercise Price of any Non-Qualified Option or Incentive Option be less than the par value per Share. In determining stock ownership of a key employee for any purposes under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Board of Directors and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.


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         If the Shares are listed on a national securities exchange in the
United States on the date any Option is granted, the fair market value per share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on the date such Option as granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

         For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

         Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares (i) in cash, (ii) by certified check, (iii) as long as the fair market value of the Shares on the date of exercise is at least equal to the purchase price and with the Committee's prior consent, by executing a recourse promissory note to the order of the Company in an amount equal to the purchase price providing for the payment of interest at least annually at a rate equal to the applicable federal rate as defined in Section 1274(d) of the Code or at such higher rate necessary to avoid any reduction in the principal amount of the note or imputation of income for federal income tax purposes, payable on demand or with a term of no more than five years, or (iv) any combination of the foregoing.

VII.     USE OF PROCEEDS

         Any cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

VIII.    TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

         Subject to Article V, any Incentive Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such Option at such times and in such amounts as the Committee shall determine at such date of grant. In the case of a Ten Percent Owner, the period during which an Incentive Option shall be exercisable shall not exceed five (5) years from the date of grant of such option.

         Any Non-Qualified Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option.

         Unless otherwise specified by the Committee, no Option granted hereunder may be disposed of, nor may any Option be exercised or converted into Shares, until after six months after the grant of such Option.

         The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part. If any Option granted hereunder shall terminate prior to the Termination Date, the Committee shall have the right to use the Shares as to which such Option shall not have been exercised to grant one or more additional Options to any eligible key employee or director, but any such grant of an additional Option shall be made prior to the close of business on the Termination Date.


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         In no event shall an Option granted hereunder be exercised for a fraction of a share.

IX.      EXERCISE OF OPTIONS

         Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying (i) the number of Shares to be purchased, (ii) a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased, and (iii) the manner in which the optionee proposes to pay the purchase price in accordance with Article VI. Subject to the terms of Articles XIV, XVI and XVII, the Company shall cause certificates for the Shares so purchased to be delivered to the optionee at the principal business office of the Company, against payment of the full purchase price.

X.       NONTRANSFERABILITY OF OPTIONS

         No grant of any "derivative security" (as defined by Rule 16a-1(c) promulgated under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by an optionee, whether by operation of law or otherwise, other than by will or the laws of descent and distribution. Any Option granted hereunder shall be exercisable, during the lifetime of the optionee, only by such optionee.

XI.      TERMINATION OF EMPLOYMENT

         Upon termination of employment of any employee, or the resignation of any director, with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to the employee or director, unless otherwise specified by the Committee, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

                  (a) if the employee or director shall die while in the employ of such corporations or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an option as herein provided, the legal representative of such employee or director, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee or director, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option; and

                  (b) if the employment of any employee or director to whom such Option shall have been granted shall terminate by reason of the employee's or director's retirement or resignation (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e) (3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee or director is entitled to exercise such Option as herein provided, such employee or director shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of shares as specified by the Committee in such Option, at any time up to and including (i) three (3) months after the date of such termination of employment or resignation from the Board of Directors in the case of termination or resignation by reason of retirement or dismissal other than for cause and (ii) one
         (1) year after the date of termination of employment or resignation from the Board of Directors in the case of termination or resignation by reason of disability; and

                  (c) in the case of Non-Qualified Options, the Committee may specify (at the date of grant of such Option) different periods from those specified in the preceding two paragraphs. Such periods shall not be increased in the case of Incentive Options, except that the period for exercise by the estate of a deceased holder of an Incentive Option may be extended by the Committee.

         If an employee or director voluntarily terminates his or her employment or resigns his or her seat on the Board of Directors, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee in such Option, forthwith terminate with respect to any unexercised portion thereof.

         Notwithstanding the preceding paragraphs of this Article XI, if the employment of any employee or director with the Company and all subsidiary and parent corporations of the Company is terminated, whether voluntarily or involuntarily, within a one year period following a change in control of the Company (as defined in Article XII) and while such employee or director is entitled to exercise an Option as herein provided, other than a termination of such employment by the employer for cause, such employee or director shall have the right to exercise all or any portion of such Option at any time up and to and including three (3) months after the date of such termination of employment, at which time such Option shall cease to be exercisable. Notwithstanding the preceding paragraphs of this Article XI, no Option may be exercised after the expiration of the period of exercisability provided for in such Option.

         If an Option granted hereunder shall be exercised by the legal representative of a deceased employee or director or former employee or director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or director or former employee or director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

         For the purposes of the Plan, the term "for cause" shall mean (i) with respect to an employee or director who is a party to a written agreement with, or alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Committee or the Board of Directors, in its sole and absolute discretion, (a) the willful commission by an employee or director of a criminal or other act that causes or will probably cause substantial economic damage to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company;
(c) the continuing willful failure of an employee or director to perform the duties of such employee or director to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the employee's or director's incapacity due to physical or mental illness) after written thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee or director by the Board of Directors or the Committee; or (d) the order of a federal or state bank regulatory agency or a court of competent jurisdiction requiring the termination of the employee's or director's employment. For purposes of the Plan, no act, or failure to act, on the employee's or director's part shall be considered "willful" unless done or omitted to be done by the employee or director not in good faith and without reasonable belief that the employee's or director's action or omission was in the best interest of the Company or a subsidiary corporation or parent corporation of the Company.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an " employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91) days of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

         A termination of employment shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

XII.     ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTION

         In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, liquidation, stock dividend, stock split, split-up, split-off, spinoff, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. Any fractional shares or interests resulting from such adjustment shall be eliminated. The term "Shares" shall after any such change refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares of which Options may be granted to any one employee or director, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of
Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

         In the event of a change in control of the Company, all then outstanding Options shall immediately become exercisable, provided, however, that with respect to an Incentive Option, such Incentive Option shall become exercisable under this Article XII only to the extent that such accelerated exercisability does not result in such Incentive Option's failing to comply with
Article V, unless the optionee consents to such result. For purposes of the Plan, a "change in control" of the Company occurs if: (a) any "person" (defined as such term is used in Sections 13(d) and 14 (d) (2) of the Exchange Act, as amended) other than a stockholder of the Company as of the date of the adoption of the Plan by the Board of Directors or any affiliate of any such stockholder is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; (b) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company; or (c) the Board of Directors shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) above.

         The Committee, in its sole and absolute discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, cash in an amount equal to the excess of the fair market value of such Share immediately prior to the occurrence of such transaction over the exercise price per Share of such Option. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a transaction described above if the holder of such Option is a director or officer of the Company or a beneficial owner of the Company who is described in Section 16(a) of the Exchange Act, unless such holder dies or becomes disabled (within the meaning of Section 22(e) (3) of the Code) prior to the expiration of such six-month period.

XIII.    RIGHT TO TERMINATE EMPLOYMENT

         The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option; and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

XIV.     PURCHASE FOR INVESTMENT

         Except as hereafter provided, the holder of an Option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold or, (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restrictions shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current. Notwithstanding anything in this Plan to the contrary, the Company shall not be required to deliver Common Stock pursuant to any exercise of an Option if such action would, in the opinion of counsel to the Company, result in a violation of any state or federal securities law, and the Company may require that the exercising optionee deliver any such written representations, written covenants and other documents as the Company or its counsel deems reasonably necessary, if any, including, without limitation, an opinion of counsel reasonably satisfactory to the Company to the effect that such delivery of stock would not result in a violation of any state or federal securities laws.

XV.      ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

         Upon any exercise of an Option which may be granted hereunder and, in the case of an Option, payment of the purchase price, a certificate or certificates for the Shares as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons.

         The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its sole and absolute discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

         The Company shall pay all issue taxes with respect to the issuance of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance.

         All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

         The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 42 1(b) of the Code), to reimburse the corporation that employs such employee or director for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of Shares. In lieu thereof, the corporation that employs such employee or director shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee or director upon such terms and conditions as the Committee shall prescribe. At any time that the Company, or a parent corporation or a subsidiary corporation thereof, becomes subject to a withholding obligation under applicable law with respect to the exercise of a Non-Qualified Option except as set forth below, an employee or director may elect to satisfy, in whole or in part, the employee's or director's related personal tax liabilities (an "Election") by (i) directing the Company or the subsidiary to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value in each case with a value not in excess of such tax liabilities, (ii) tendering Shares previously issued pursuant to an exercise or other shares of the Company's common stock owned by the employee or director or (iii) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable. The withheld Shares and other shares tendered in payment should be valued at their fair market value on the date that the withholding obligation arises (the "Tax Date"). The committee may disapprove of any Election, suspend, or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular grants, Shares or exercises. If an employee or director is a person subject to Section 16 of the Exchange Act then
(1) any Election by such employee or director must be made (i) at least six months prior to the relevant Tax Date or (ii) on or prior to the relevant Tax Date and during a period that begins on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and that ends on the twelfth business day following such date and (2) the Election may not be made with respect to an exercise, or the withholding obligation arising thereon, if the relevant Non-Qualified Option was granted six months or less prior to the date of Election. The Personnel Committee may impose any other conditions or restrictions on the right to make an Election as it shall deem appropriate.

XVII.    LISTING OF SHARES AND RELATED MATTERS

         If at any time the Board of Directors shall determine in its sole and absolute discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

XVIII.   AMENDMENT OF THE PLAN

         The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the shareholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XII), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article VI, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of the Option.

XLX.     TERMINATION OR SUSPENSION OF THE PLAN

         The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Article XXII or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Options granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

XX.      GOVERNING LAW

         The Plan, such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.

XXI.     PARTIAL INVALIDITY

         The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XXII.    EFFECTIVE DATE

         The Plan shall become effective at 5:00 P.M., Fort Worth, Texas time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the shareholders of the Company at an annual meeting or any special meeting or by written consent within twelve months after the Effective Date, the Plan and any Options granted thereunder shall terminate.